Exhibit 99.1

Keynote Reports Second Quarter of Fiscal 2013 Results

  Second Quarter of FY 2013 Revenue of $29.3 Million; GAAP Diluted EPS of $0.02 and Non-GAAP Diluted EPS of $0.09
  First Half of FY 2013 Revenue of $63.2 Million; Non-GAAP Diluted EPS of $0.42 and Adjusted EBITDA Margin of 18%
  Dividend of $0.07 per Share for June Quarter

SAN MATEO, Calif.--(BUSINESS WIRE)--April 30, 2013--Keynote (NASDAQ: KEYN), the global leader in mobile and web cloud testing & monitoring, reported financial results for its second quarter of fiscal 2013 ended March 31, 2013.

Umang Gupta, Chairman and CEO of Keynote, said: “Our second quarter results reflect the operational challenges we discussed during our April 15th call. However, we are pleased to have posted $4.6 million of free cash flow, one of the strongest quarters in several years. Looking forward, we are dedicated to improving our operational effectiveness and furthering our product offerings in order to capture the compelling market opportunities in front of us.”

Quarter Ended March 31, 2013 Compared to Quarter Ended March 31, 2012

Revenue was $29.3 million for the second quarter of fiscal 2013, compared to $30.6 million in the second quarter of fiscal 2012. Total Internet revenue was $15.0 million, up from $14.4 million a year ago. Total mobile revenue was $14.3 million, compared to $16.2 million a year ago. The revenue accounting headwind in the quarter was $756,000, which equals the decrease in mobile ratable licenses revenue from $980,000 a year ago to $224,000 in the second quarter of fiscal 2013.

Total costs and expenses for the quarter were $29.3 million, compared to $29.8 million in the same quarter a year ago. Net income for the second quarter of fiscal 2013 was $322,000, or $0.02 per diluted share, compared to net income of $334,000, or $0.02 per diluted share, for the same period last fiscal year. Non-GAAP net income for the second quarter of fiscal 2013 was $1.8 million, or $0.09 per diluted share, compared to $3.9 million, or $0.21 per diluted share, for the same period last fiscal year. The company defines non-GAAP net income as GAAP net income adjusted for the provision (benefit) for income taxes, cash taxes from on-going operations, stock-based compensation expense, amortization of purchased intangibles, and any unusual items. Non-GAAP net income per diluted share equals non-GAAP net income divided by the diluted weighted average shares outstanding for the period.

Adjusted EBITDA for the second quarter of fiscal 2013 was $3.3 million, or 11% of revenue, compared to $5.2 million, or 17% of revenue, for the same period last fiscal year. The company defines Adjusted EBITDA as earnings before interest income, taxes, depreciation, amortization of purchased intangibles, stock-based compensation, other income (expense), net, and any unusual items.

Cash provided by operating activities was $5.9 million for the second quarter of fiscal 2013, compared to $4.6 million for the same period last fiscal year. Keynote defines free cash flow as cash flow from operations less cash used to purchase property, equipment and software. The company generated free cash flow of $4.6 million for the second quarter of fiscal 2013, compared to generating $3.0 million in the second quarter of fiscal 2012.

Six Months Ended March 31, 2013 Compared to Six Months Ended March 31, 2012

Revenue was $63.2 million for the six months ended March 31, 2013, compared to $63.7 million for the same period last fiscal year. Net income for the six months ended March 31, 2013 was $2.3 million, or $0.12 per diluted share, compared to net income of $4.5 million, or $0.24 per diluted share, for the same period last fiscal year. Non-GAAP net income for the six months ended March 31, 2013 was $7.8 million, or $0.42 per diluted share, compared to $9.9 million, or $0.53 per diluted share, for the same period last fiscal year.

Adjusted EBITDA for the six months ended March 31, 2013 was $11.2 million, or 18% of revenue, compared to $12.5 million, or 20% of revenue, for the same period last fiscal year. Cash provided by operating activities was $9.7 million for the six months ended March 31, 2013, compared to $6.1 million for the same period last fiscal year.

Balance Sheet

At March 31, 2013, Keynote had $57.9 million in cash, cash equivalents, and short-term investments, compared to $49.9 million at September 30, 2012. Net deferred revenue was $15.9 million at March 31, 2013, compared to $16.7 million at September 30, 2012. The total shares outstanding at March 31, 2013 were 18.4 million, compared to 17.9 million at September 30, 2012.

Quarterly Cash Dividend

The board of directors confirmed the previously announced 17% increase in the quarterly cash dividend to $0.07 per common share, which will be paid on June 15, 2013 to common stockholders of record at the close of business on June 1, 2013.

Expectations for the Third Quarter of Fiscal 2013

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Keynote currently expects the following for the third quarter of fiscal 2013:

  Total revenue is expected to be between $28.0 million and $31.0 million.
  GAAP results are expected to range from a net loss per share of $(0.04) to net income per diluted share of $0.08.
  Non-GAAP net income per diluted share is expected to be between $0.04 and $0.16.

The above guidance is based on the following assumptions:

  Mobile telecom project acceptance volatility, professional services engagements scope reductions and mobile enterprise bookings and revenue volatility may continue during fiscal 2013.
  Total costs and expenses excluding stock-based compensation and amortization of purchased intangibles are expected to be approximately the same as the second fiscal quarter.
  Total stock-based compensation expense and amortization of purchased intangibles is expected to be approximately $1.8 million.
  Depreciation is expected to be approximately $1.5 million.
  No impairment of goodwill or identifiable intangible assets.
  Interest income and other, net is expected to be $50,000 assuming no material changes in interest rates, foreign exchange rates and currently planned uses of cash.
  Cash taxes paid from on-going operations is expected to be approximately $200,000.
  Diluted weighted average shares outstanding are expected to be approximately the same as the fiscal second quarter.

Conference Call

Keynote will host a conference call and simultaneous Webcast at 2:00 pm (PT) today, April 30, 2013. To access the call in the U.S., please dial (800) 471-6718, and international callers should dial (630) 691-2735. Callers may provide the following confirmation number 34598660 and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining the call. The webcast can be accessed at www.keynote.com and is available for replay for 90 days. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (888) 843-7419, and for international callers dial (630) 652-3042 and enter access code 34598660#.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations.

Forward-looking statements in this release include, but are not limited to, future prospects, and forecasts concerning Keynote’s expected revenue, GAAP and Non-GAAP earnings per share and the underlying assumptions related to these forecasts. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as risks related to Keynote’s ability to successfully market and sell its services to new or existing customers, especially mobile enterprise customers; the uncertain impact global economic conditions, particularly in Europe, will have on Keynote’s business or the businesses of current or potential customers; the timing of achieving customer acceptance for certain of Keynote’s products, which affects the timing of revenue recognition; Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services; the extent to which demand for Keynote’s various services fluctuates; the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers; Keynote’s ability to attract and retain new customers; Keynote’s ability to operate its international operations and manage related costs successfully; the impact of changes in foreign exchange rates, which can be significant; Keynote’s ability to retain key employees; pricing pressure with respect to Keynote’s services; unforeseen expenses; competition in Keynote’s markets; costs associated with any future acquisitions; the effect of acquisitions by competitors in Keynote’s target markets; and Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2012, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statements or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow. These measures are not based on any standardized methodology prescribed by United States generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the provision (benefit) for income taxes, cash taxes from on-going operations, stock-based compensation expense, amortization of purchased intangibles, and any unusual items. In the first quarter of fiscal 2012, the change in fair value of acquisition-related contingent consideration was considered an unusual item. Non-GAAP net income per share is calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used to purchase property, equipment and software. Adjusted EBITDA is defined as earnings before interest income, taxes, depreciation, amortization of purchased intangibles, stock-based compensation, other income (expense), net, and any unusual items. In the first quarter of fiscal 2012, the change in fair value of acquisition-related contingent consideration was considered an unusual item. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the company’s business and operations. Accordingly, the company believes that this non-GAAP information is only useful as an additional means for investors to evaluate the company’s operating performance, when reviewed in conjunction with the company’s GAAP financial statements. Management also uses this information as an additional means for measuring the performance of the company. The company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and, therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote® (NASDAQ:KEYN) is the global leader in Internet and mobile cloud testing & monitoring. Keynote maintains the world’s largest on-demand performance monitoring and testing infrastructure for Web and mobile sites comprised of over 7,000 measurement computers and mobile devices in over 275 locations around the world that enable companies to continuously improve the online and mobile experience. Known as ‘The Mobile and Internet Performance Authority™,’ Keynote offers three market-leading product platforms:

Keynote Perspective® provides on-demand performance monitoring for enterprise Web and mobile sites including online portals, e-commerce sites and B2B sites. Over 2,000 customers rely on Keynote Perspective services to know precisely how their websites, content, and applications perform on actual browsers, networks, and mobile devices.

Keynote DeviceAnywhere® is an enterprise-class, cloud-based, mobile application lifecycle management (ALM) testing & quality assurance platform. It is used by over 1,000 mobile developers and enterprises to deliver mobile applications, content and services faster while reducing downtime and testing costs.

Keynote SIGOS® offers active end-to-end Quality of Service (QoS) testing and monitoring solutions for mobile, fixed and VoIP communications. Its SITE and Global Roamer products are used by over 200 network operators, content providers, carriers and regulators in over 100 countries worldwide.

Keynote's 4,000 customers represent top Internet and mobile companies and include American Express, AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone. Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at http://www.keynote.com/ or by phone in the U.S. at 1-800-KEYNOTE.

The trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries include Keynote®, DataPulse®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote®, SIGOS®, SITE®, keynote® The Mobile & Internet Performance Authority™, Keynote FlexUse®, Keynote DeviceAnywhere®, Keynote DeviceAnywhere Test Center®, Keynote DemoAnywhere® and Keynote MonitorAnywhere® All related trademarks, trade names, logos, characters, design and trade dress are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries and may not be used without written permission. All other trademarks are the property of their respective owners.

Keynote Systems, Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)
	Three Months Ended			Six Months Ended
	March 31,	Dec 31,	March 31,	March 31,	March 31,
	2013	2012	2012	2013	2012
Net revenue:	$29,330	$33,912	$30,592	$63,242	$63,671
Costs and expenses:
Costs of revenue:
Direct costs of revenue	8,644	9,091	8,691	17,735	17,285
Development	4,990	4,838	4,688	9,828	9,067
Operations	2,995	2,749	2,667	5,744	5,163
Amortization of intangible assets- software	383	525	525	908	990
Total costs of revenue	17,012	17,203	16,571	34,215	32,505
Sales and marketing	9,473	9,021	8,874	18,494	18,012
General and administrative	3,178	3,651	3,801	6,829	7,909
Change in fair value of acquisition-related contingent consideration	—	—	—	—	(2,000)
Excess occupancy income, net	(556)	(516)	(388)	(1,072)	(738)
Amortization of intangible assets - other	168	298	969	466	1,779
Total costs and expenses	29,275	29,657	29,827	58,932	57,467
Income from operations	55	4,255	765	4,310	6,204
Interest income and other, net	63	(139)	(12)	(76)	48
Income before benefit (provision) for income taxes	118	4,116	753	4,234	6,252
Benefit (provision) for income taxes	204	(2,172)	(419)	(1,968)	(1,797)
Net income	322	$1,944	$334	$2,266	$4,455

Net income per share:
Basic	$0.02	$0.11	$0.02	$0.13	$0.26
Diluted	$0.02	$0.11	$0.02	$0.12	$0.24
Weighted average common shares outstanding:
Basic	18,174	17,965	17,376	18,066	17,335
Diluted	18,677	18,397	18,553	18,539	18,540

Keynote Systems, Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)
	March 31, 2013	September 30, 2012

Assets
Current assets:
Cash, cash equivalents and short-term investments	$57,914	$49,939
Accounts receivable, net	15,492	17,395
Other current assets	3,456	2,776
Inventories	2,193	1,980
Deferred tax assets	5,287	6,076
Total current assets	84,342	78,166
Property and equipment, net	34,951	35,165
Goodwill	110,139	110,253
Identifiable intangible assets, net	7,686	9,060
Deferred tax assets	32,320	33,392
Other long-term assets	998	929
Total assets	$270,436	$266,965

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,404	$2,393
Accrued expenses	9,810	11,301
Deferred revenue	14,158	15,626
Total current liabilities	26,372	29,320
Other long term liabilities	3,877	3,824
Long-term deferred revenue	1,716	1,093
Total liabilities	31,965	34,237

Stockholders’ equity:
Common stock	19	18
Additional paid-in capital	319,762	316,125
Accumulated deficit	(80,092)	(82,358)
Accumulated other comprehensive income (loss)	(1,218)	(1,057)
Total stockholders’ equity	238,471	232,728
Total liabilities and stockholders’ equity	$270,436	$266,965

Keynote Systems, Inc. and Subsidiaries GAAP TO NON-GAAP RECONCILIATION (in thousands, except per share data) (unaudited)
	Three Months Ended			Six Months Ended
	March 31,	Dec 31,	March 31,	March 31,	March 31,
	2013	2012	2012	2013	2012
Non-GAAP Net Income
GAAP net income	$322	$1,944	$334	$2,266	$4,455
Provision for income taxes	(204)	2,172	419	1,968	1,797
Stock-based compensation *	1,202	1,339	1,544	2,541	2,872
Amortization of intangible assets - software	383	525	525	908	990
Amortization of intangible assets - other	168	298	969	466	1,779
Change in fair value of acquisition-related contingent consideration	—	—	—	—	(2,000)
Non-GAAP income before income tax	1,871	6,278	3,791	8,149	9,893
Cash taxes from on-going operations	(120)	(257)	66	(377)	(20)
Non-GAAP net income	$1,751	$6,021	$3,857	$7,772	$9,873
Weighted average diluted common shares outstanding	18,677	18,397	18,553	18,539	18,540
Non-GAAP income per share	$0.09	$0.33	$0.21	$0.42	$0.53
Adjusted EBITDA
GAAP net income	$322	$1,944	$334	$2,266	$4,455
Provision for income taxes	(204)	2,172	419	1,968	1,797
Interest income and other, net	(63)	139	12	76	(48)
Stock-based compensation *	1,202	1,339	1,544	2,541	2,872
Amortization of intangible assets - software	383	525	525	908	990
Amortization of intangible assets - other	168	298	969	466	1,779
Depreciation	1,495	1,478	1,370	2,973	2,704
Change in fair value of acquisition-related contingent consideration	—	—	—	—	(2,000)
Adjusted EBITDA	$3,303	$7,895	$5,173	$11,198	$12,549
Adjusted EBITDA Margin	11%	23%	17%	18%	20%
* Stock-based compensation by category
Direct costs of revenue	$165	$76	$203	$241	$369
Development	291	272	375	563	680
Operations	154	128	160	282	303
Sales and marketing	346	457	519	803	950
General and administrative	246	406	287	652	570
	$1,202	$1,339	$1,544	$2,541	$2,872

Keynote Systems, Inc. and Subsidiaries REVENUE DETAIL (in thousands) (unaudited)
	Three Months Ended				Year Ended
	December 31	March 31	June 30	September 30	September 30
FY 2013
Internet:
Web measurement subscriptions	$9,518	$9,489	$—	$—	$19,007
Other subscriptions	4,120	2,907	—	—	7,027
Engagements	2,763	2,637	—	—	5,400
Internet net revenue	16,401	15,033	—	—	31,434
Mobile:
Subscriptions	5,646	6,145	—	—	11,791
Ratable licenses	397	224	—	—	621
System licenses	5,319	3,243	—	—	8,562
Maintenance and support	6,149	4,685	—	—	10,834
Mobile net revenue	17,511	14,297	—	—	31,808
Net revenue	$33,912	$29,330	$—	$—	$63,242

Mobile net revenue by customer type
Enterprise	$5,249	$5,416	$—	$—	$10,665
Telecommunications	12,262	8,881	—	—	21,143
Mobile net revenue	$17,511	$14,297	$—	$—	$31,808
FY 2012
Internet:
Web measurement subscriptions	$8,119	$8,267	$8,803	$9,036	$34,225
Other subscriptions	4,295	3,269	3,032	3,970	14,566
Engagements	3,090	2,821	2,779	3,085	11,775
Internet net revenue	15,504	14,357	14,614	16,091	60,566
Mobile:
Subscriptions	5,593	6,206	6,529	6,241	24,569
Ratable licenses	1,583	980	499	445	3,507
System licenses	5,755	4,023	4,382	2,883	17,043
Maintenance and support	4,644	5,026	4,252	4,732	18,654
Mobile net revenue	17,575	16,235	15,662	14,301	63,773
Net revenue	$33,079	$30,592	$30,276	$30,392	$124,339

Mobile net revenue by customer type
Enterprise	$5,943	$5,884	$6,600	$5,256	$23,683
Telecommunications	11,632	10,351	9,062	9,045	40,090
Mobile net revenue	$17,575	$16,235	$15,662	$14,301	$63,773
FY 2011
Internet:
Web measurement subscriptions	$7,275	$7,373	$7,865	$7,981	$30,494
Other subscriptions	3,448	2,784	2,846	3,316	12,394
Engagements	2,185	2,600	2,735	2,919	10,439
Internet net revenue	12,908	12,757	13,446	14,216	53,327
Mobile:
Subscriptions	3,195	3,234	4,149	4,180	14,758
Ratable licenses	4,571	3,687	3,426	2,594	14,278
System licenses	1,992	1,262	3,112	3,858	10,224
Maintenance and support	2,167	3,167	2,453	2,656	10,443
Mobile net revenue	11,925	11,350	13,140	13,288	49,703
Net revenue	$24,833	$24,107	$26,586	$27,504	$103,030

Mobile net revenue by customer type
Enterprise	$1,109	$1,249	$2,035	$1,635	$6,028
Telecommunications	10,816	10,101	11,105	11,653	43,675
Mobile net revenue	$11,925	$11,350	$13,140	$13,288	$49,703

Keynote Systems, Inc. and Subsidiaries CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW (in thousands) (unaudited)
	Three Months Ended				Year Ended
	December 31	March 31	June 30	September 30	September 30
FY 2013
Total Revenue	$33,912	$29,330	$—	$ —	$63,242
Cash Flow from Operations	$3,823	$5,852	$—	$ —	$9,675
% of Revenue	11%	20%	—%	—%	15%
Purchase of PP&E	$1,453	$1,270	$—	$ —	$2,723
Free Cash Flow	$2,370	$4,582	$—	$ —	$6,952
% of Revenue	7%	16%	—%	—%	11%
FY 2012
Total Revenue	$33,079	$30,592	$30,276	$30,392	$124,339
Cash Flow from Operations	$1,510	$4,606	$5,046	$5,442	$16,604
% of Revenue	5%	15%	17%	18%	13%
Purchase of PP&E	$1,608	$1,639	$1,410	$1,068	$5,725
Free Cash Flow	$(98)	$2,967	$3,636	$4,374	$10,879
% of Revenue	(—%)	10%	12%	14%	9%
FY 2011
Total Revenue	$24,833	$24,107	$26,586	$27,504	$103,030
Cash Flow from Operations	$2,324	$6,693	$4,560	$5,686	$19,263
% of Revenue	9%	28%	17%	21%	19%
Purchase of PP&E	$470	$1,693	$795	$1,379	$4,337
Free Cash Flow	$1,854	$5,000	$3,765	$4,307	$14,926
% of Revenue	7%	21%	14%	16%	14%

CONTACT:
Investor Relations
LHA
Kirsten Chapman/Becky Herrick, 415-433-3777
KEYNLHA@lhai.com
or
Media
Keynote
Dan Berkowitz, 650-403-3305
dberkowitz@keynote.com